AMENDMENT TO
                        FUND ACCOUNTING SERVICE AGREEMENT

This Amendment to the Fund Accounting Service Agreement is made effective as of this 29th day of January, 2004, between the ICON Funds (the "Funds) and U.S. Bancorp Fund Services, LLC ("U.S. Bancorp").

WHEREAS, the Funds and U.S. Bancorp entered into an agreement dated October 9, 1996 as subsequently amended, to have U.S. Bancorp provide to the Funds certain accounting services. The Funds and U.S. Bancorp hereby amend paragraph 11 of the Agreement to reflect that the following portfolios are currently covered under this Agreement:

I.   Portfolios and Classes that are no-load and have no 12b-1 fees:

         U.S. Equity Funds
         ICON Consumer Discretionary Fund
         ICON Energy Fund
         ICON Financial Fund
         ICON Healthcare Fund
         ICON Industrials Fund
         ICON Information Technology Fund
         ICON Leisure & Consumer Staples Fund
         ICON Materials Fund
         ICON Telecommunications & Utilities Fund

         ICON Bond Fund - Class Z Shares
         ICON Core Equity Fund - Class Z Shares
         ICON Covered Call Fund - Class Z Shares
         ICON Equity Income Fund - Class Z Shares
         ICON International Equity Fund
         (formerly ICON North Europe Region Fund) - Class Z Shares ICON Long/Short Fund - Class Z Shares

         Foreign Equity Funds
         ICON Asia-Pacific Region Fund
         ICON Europe Fund (formerly ICON South Europe Region Fund) ICON Western Hemisphere Fund

         Fixed Income Funds
         ICON Short-Term Fixed Income Fund

II. Portfolios and Classes with a 12b-1 plan:

         ICON Bond Fund - Class C and I Shares
         ICON Core Equity Fund - Class C and I Shares
         ICON Covered Call Fund - Class C and I Shares

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         ICON Equity Income Fund - Class C and I Shares
         ICON International Equity Fund - Class C and I Shares
         ICON Long/Short Fund - Class C and I Shares

This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first written above.

ICON FUNDS                           U.S. BANCORP FUND SERVICES, LLC


By: /s/Andra C. Ozols                By: /s/James R. Tiegs
    ---------------------------          --------------------------

Name:  Andra C. Ozols                Name:  James R. Tiegs

Title: Vice President & Secretary    Title: Vice President